EXHIBIT 4.9


                       Dated the 30th day of October, 2003

                            SHK SHEUNG SHUI LANDMARK

                               INVESTMENT LIMITED

                                       and

                             NISSIN PRECISION METAL

                              MANUFACTURING LIMITED

                         _______________________________

                                TENANCY AGREEMENT

                                       of

                 Office No. 10 on Level 8 of "Landmark North," No. 39 Lung Sum Avenue, Shek Wu Hui, Sheung Shui, New
                 Territories, Hong Kong erected on Fanling Sheung Shui Town Lot No. 94.

                         _______________________________


                            JOHNSON STOKES & MASTER,

                                 SOLICITORS & C.

                                    HONK KONG

                               SPCC/6545461/0/log
                             pc/jfd44488.w (310702)


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                                TENANCY AGREEMENT

                                    SECTION I

                                   PARTICULARS

1.1   PARTIES

      An Agreement made this 30th day of October, 2003:

      BETWEEN the company detailed as the Landlord in Part I of the First Schedule hereto (hereinafter called "the Landlord") of the one part and the person firm or company detailed as the Tenant in Part I of the First Schedule hereto (hereinafter called "the Tenant") of the other part.

      WHEREBY:

1.2   PREMISES, TERM, RENT & USER

      The Landlord hereby lets to the Tenant ALL THOSE the premises (hereinafter referred to as "the Premises") forming part of all that building (hereinafter referred to as "the Building") which said premises and said building are more particularly described and set out in Part II of the First Schedule hereto together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and toilets in the said building in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord may from time to time restrict such use And together with the use in common as aforesaid of the lift service escalators in the Building (if any and whenever the same shall be operating) for the term set forth in Part III of the First Schedule hereto YIELDING AND PAYING therefor throughout such term rent and other charges as are from time to time payable in accordance with the provisions set out in Part I and Part II of the Second Schedule hereto which sums shall be payable exclusive of rates clear of all deductions on the first day of each calendar month the first and last of such payments to be apportioned according to the number of days in the month included in the said term and the Tenant agrees to use the Premises only for the purpose as set forth in Part V of the First Schedule hereto and not for the sale or provision of any other kind of goods service or other purpose whatsoever without the express permission of the Landlord in writing.

1.3   DEMOLITION OR REFURBISHMENT

      If the Landlord shall at any time. enter into a contract for the sale of the Premises or the Building or any part thereof which include the Premises or shall at any time resolve to demolish, re-build or refurbish the Building or any part thereof which include the Premises (which resolution and the intention so to do shall be conclusively evidenced by a copy of a resolution of its board of directors certified by any one of its directors or its secretary to be a true copy) then in such event the Landlord shall be entitled to give not less than 6 calendar months' notice in writing to expire at any time to terminate this Agreement, and immediately upon the expiration of such notice this Agreement shall terminate hut without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements restrictions stipulations or conditions herein contained. "Demolish" and/or "rebuild" for the purposes of this Clause shall mean the demolition and/or rebuilding of the whole of the Building or a part or parts thereof whether or not including any main walls exterior walls or roof of the Premises and whether or not any part thereof is to be re-built or reconstructed in the same or any other manner. "Refurbish" may or may not include demolition of the Building or any part thereof.


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                                   SECTION II

                             RENT AND OTHER CHARGES

      The Tenant covenants with the Landlord as follows:

2.1   RENT

      To pay on the days and in the manner hereinbefore provided the said rent.

2.2   MANAGEMENT CHARGES AND AIR-CONDITIONING

      To pay to the Landlord punctually throughout the said term contributions towards the costs and expenses or charges for the maintenance and supply of central air-conditioning (if any) and the provision of management services to the Premises the current rate of which is set forth in Part II of the Second Schedule hereto subject to the following

            (a) Such contributions shall be paid by the Tenant to the Landlord in advance on the first day of each and every calendar month without deduction whatsoever,

            (b) In the event of a deficiency occurring or seeming to the Landlord likely to occur, the Landlord shall he entitled to demand collect and recover from the Tenant such additional contributions or charges as the Landlord may determine. The Landlord's assessment of the amount of deficiency and the amounts of additional contributions or charges shall be conclusive and binding on the Tenant.

            (c) If the Tenant shall require air-conditioning outside the hours set out in Part I of the Third Schedule hereof, the same may be provided on reasonable advance notice to the Landlord at such rate as the Landlord may from time to time charge for providing the same. The Tenant shall pay the cost of the additional air-conditioning on receipt of the demand note therefor which may be rendered weekly or at such other intervals as the Landlord may decide.

            (d) The Landlord shall be entitled from time to time to increase the contributions or charges provided for in this Clause if in the opinion of the Landlord there is or is likely to be an increase in the costs including overhead costs of the Landlord for the provision of air-conditioning or management services. If the increased contributions or charges exceed the last applicable contributions or charges. by more than ten per cent, the Landlord may give the Tenant a brief explanatory memorandum of such increases but in any event the Landlord's assessment of the increases shall be conclusive and binding on the Tenant.


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2.3   RATES

      To pay and discharge all rates taxes assessments duties impositions charges and outgoings whatsoever now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of the Hong Kong Special Administrative Region of the People's Republic of China or Other lawful authority (Property Tax alone excepted). Without prejudice to the generality of this Clause the Tenant shall unless the Landlord otherwise directs pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Government of the Hong Kong Special Administrative Region of the People's Republic of China and in the event of the Premises not yet having been assessed to rates the Tenant shall pay to the Landlord a sum equal to the rates which would be charged by the Government of the Hong Kong Special Administrative Region of the People's Republic of China on the basis of a notional rateable value equal to twelve months' rent payable by the Tenant on account of the Tenant's liability under this Clause which sum shall be payable on a quarterly basis in advance and any overpayment or underpayment by the Tenant shall be adjusted when the Premises have been assessed to rates.

2.4   UTILITY CHARGES AND DEPOSITS

      To pay and discharge all deposits and charges in respect of gas water electricity air-conditioning and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

                                  SECTION III

                              TENANT'S OBLIGATIONS

      The Tenant further covenants with the Landlord:

3.1   COMPLIANCE WITH ORDINANCES

      To obey and comply with and to indemnify the Landlord against the breach of all Ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of. the Tenant's business and to maintain the same in force during the currency of this tenancy and to indemnify the Landlord against the consequences of a breach of this provision and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of a possible breach of this Clause.


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3.2   FITTING OUT

      To accept the condition of the Premises as at the commencement of this Agreement and to fit out the interior of the Premises in a good and proper workmanlike fashion using good quality materials and in accordance with the requirements and provisions of Section XI hereof and to maintain the same throughout the said term in good condition and repair to the satisfaction of the Landlord. In carrying out any approved work hereunder, the Tenant shall, and shall cause his servants agents contractors and workmen to co-operate fully with the Landlord and all servants agents and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord's servants or agents or other authorised representatives in connection with the carrying out of such work.,

3.3   INSTALLATION OF TELEPHONE CABLES

      The Tenant shall make his own arrangements with the relevant telecommunications companies with regard to the installation of telephones and other communication systems in the Premises, but the installation of telephone lines and communication lines outside the Premises must be in accordance with the Landlord's directions.

3.4   GOOD REPAIR OF INTERIOR

      To keep all the interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord's fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including all doors windows electrical installations and wiring light fittings suspended ceilings fire fighting apparatus and air-conditioning plant and ducting in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated and so to maintain the same at the expense of the Tenant, and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition and without prejudice to the generality of the foregoing during the last year of the term hereby reserved to repaint and decorate the interior of the Premises.

3.5   REPLACEMENT OF WINDOWS

      To pay to or reimburse the Landlord the cost of replacing all broken or damaged windows or glass of the premises (or elsewhere if used exclusively by the Tenant) whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

3.6   REPAIR OF ELECTRICAL INSTALLATIONS

      To repair or replace if so required by the appropriate Company or authority under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Regulations made thereunder or if the same becomes dangerous or unsafe all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same and the Tenant shall permit the Landlord and its authorised representatives to test the same at any time upon request being made.


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3.7   GOOD REPAIR OF TOILETS AND WATER APPARATUS

      At the expense of the Tenant to maintain toilets and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant or its licensees) in good clean and tenantable state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned and not to use or permit or suffer to be used any toilet facilities whether shared with other tenants or occupiers of the Building or reserved exclusively for the use of the Tenant for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal, basin sink or other toilet fitting any foreign or deleterious substance of any kind and to pay to the Landlord on demand the cost of any breakage, blockage or damage resulting from a breach of this provision.

3.8   CLEANING AND CLEANING CONTRACTORS

      To keep the Premises. including all external windows lights at all times in a clean and sanitary state, and condition and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be approved by the Landlord. Such cleaners shall be employed at the expense of the Tenant,

3.9   CLEANING OF DRAINS

      To pay on demand to the Landlord the cost incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees invitees or licensees.

3.10  TO PERMIT LANDLORD TO ENTER

      To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter upon the Premises to view the condition thereof or so as to gain access to any common areas or common facilities whether or not serving the Premises exclusively and upon prior notice to the Tenant to take inventories of the fixtures fittings and common facilities therein and to carry out any work or repair required to be done. In the event of an emergency, the Landlord its servants or agents will enter the Premises without notice and forcibly provided that the Tenant cannot be reached by the Landlord.

3.11  TO EXECUTE REPAIR ON RECEIPT OF NOTICE

      To make good all defects and wants of repair to the Premises for which the Tenant may be responsible hereunder within the space of one month from the receipt of written notice from the Landlord to amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt from the Tenant to the Landlord and be recoverable forthwith by action.


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3.12  INFORM LANDLORD OF DAMAGE

      To give notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures or Other services or facilities within the Premises.

3.13  PROTECTION FROM TYPHOON

      To take all reasonable precautions to protect the interior of the Premises from storm or typhoon damage.

3.14  INDEMNIFICATION OF LANDLORD

      To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any machinery or plant or fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the Premises or any part thereof or through the act default or neglect of the Tenant his servants agents contractors licensees partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause 3.15 hereof.

3.15  TENANT'S INSURANCES

      To effect and maintain during the currency of this tenancy insurance ,cover in respect of the following:

            (a)   THIRD PARTY

      In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to Clause 3.14 hereof. The policy of insurance shall be effected with a reputable insurance company and shall be endorsed to show the Landlord as owner of the Premises and shall be in an amount of not less than HK$1,000,000.00 (in the case of the Premises being less than 5,000 square feet in area) or not less than HK$2,500,000.00 (in the case of the Premises being not less than 5,000 square feet in area) or in such Other amount as the Landlord may from time to time , reasonably require. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is in all respects valid and subsisting.

            (b)   GLASS

      All glass now or hereafter on or in the Premises for its full replacement value.


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            (c)   WATER DAMAGE

      Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of. the fire .sprinkler system installed within the Premises or the incursion of water therein.

            (d)   TENANT'S FITTINGS STOCK

      The Tenant's fittings stock and equipment within the Premises against fire and extraneous perils for their full replacement value.

3.16  AIR-CONDITIONING OF PREMISES

      Where any plant machinery or equipment for cooling ventilation or circulating air is installed in or about the Premises (whether by: the Landlord or the Tenant) the Tenant will to the extent of the Tenant's control over the same at all times use and regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing will operate and maintain such air-conditioning plant machinery and equipment within the Premises as the Landlord may reasonably determine to ensure a reasonably uniform standard of air cooling or ventilation throughout the Building.

3.17  REFUSE AND GARBAGE REMOVAL

      To be responsible for the removal of refuse and garbage from the Premises to such location as shall be specified by the Landlord from time to time and to use only that type of refuse container as is specified by the Landlord from time to time. In the event of the Landlord providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the sole cost of the Tenant. If wet garbage is removed from the Premises, any extra costs charged by the" relevant governmental department for removal of the same shall be borne by the Tenant.

3.18  SERVICE ENTRANCES

      To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall he designated by the Landlord for this purpose from time to time.

3.19  COMMON AREAS

      To pay to or reimburse to the Landlord the cost of any damage caused to any part of the common areas and common services and facilities of the Building occasioned by the Tenant his licensees employees agents or contractors or any other person claiming through or under the Tenant.


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3.20  CONTRACTORS EMPLOYEES INVITEES AND LICENSEES

      To be liable for any act default negligence or omission of the Tenant's contractors, employees, invitees, agents, partners, customers or licensees as if it were the act, default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

3.21  DIRECTORY BOARDS

      To pay the Landlord immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory boards (if any) at the Building.

3.22  OUTSIDE WINDOWS

      To keep all windows of the Premises closed at all tunes and not to open any of the windows of the Premises save when the air-conditioning system is not in operation.

3.23  KEEP PREMISES OPEN

      To keep the Premises open for business at all times of the year during the normal business hours for office premises of the Building namely the hours set forth in Part I of the Third Schedule and without prejudice to the generality of the foregoing any suspension of the Tenant's business for a period of more than fourteen days without the prior consent of the Landlord shall constitute a material breach of this provision entitling the Landlord to determine this Agreement and to regain possession of the Premises,

3.24  CONDUCTING OF BUSINESS

      To conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building as a first class commercial and office complex with shopping centre.

3.25  REGULATIONS

      To obey and comply with such Regulations as may from time to time be made or adopted by the Landlord in accordance with Section X hereof.

3.26  SECURITY SYSTEM

      To ensure that its own security system within and at the entrance of the Premises is at all times compatible with and linked up to the security system for the Building (if any) provided and operated by the Landlord..

3.27  YIELD UP PREMISES AND HANDOVER

      To yield up the Premises with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition in accordance with the stipulations herein contained Provided That where the Tenant has made any alterations or installed any fixtures or additions to the Premises with or without the Landlord's written consent the Landlord may at its discretion require the Tenant to reinstate remove or do away with such alterations fixtures or. additions or any part or portion thereof and make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord.


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3.28  ADJACENT EXCAVATION OR SHORING

      If any excavation or other building works shall be made or authorised in the vicinity of the Building, the Tenant shall permit the Landlord its servants or agents to enter the Premises UPON prior notice to the Tenant to do such work as may be deemed necessary to preserve the exterior walls of the Building from injury or damage without any claim for damages or indemnity against the Landlord.

3.29  RE-DECORATION OF PREMISES

      At the expiration of each period of three years during the said term of this Agreement (if the said term exceeds three years) and also in the last three months thereof whether determined by effluxion of time or otherwise to paint, french polish or otherwise treat as the case may be all the inside wood and metal work of the Premises in a workmanlike manner and grain varnish and clean the parts of the Premises usually grained, varnished and cleaned and to paint or paper with good quality materials in a workmanlike manner all walls and ceilings of the Premises usually painted or papered as the case may be, such decoration in the last three months of the said term to be executed in such colours patterns and materials as the Landlord may require.

3.30  SECURITY GUARDS

      To employ as security guards of the Premises only such persons or such firm as may be approved by the Landlord. Such security guards shall be employed at the sole expense of the Tenant.

3.31  PIPES AND CONDUITS

      To permit the Landlord to erect use and maintain pipes and conduits in and through the Premises. The Landlord or its agents shall have the right to enter the Premises at all reasonable times to examine the same upon the prior notice to the Tenant. Provided that the permission to the Landlord to use such pipes and conduits shall extend to the use of such pipes and conduits by the Landlord's authorised tenants and licensees, as the case may be. The Tenant accepts that there may exist in the Premises ducts pipes cables wires meters and facilities not serving the Premises exclusively and no claim or objection thereto shall be made by the Tenant.


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                                   SECTION IV

                             LANDLORD'S OBLIGATIONS

      The Landlord covenants with the Tenant as follows:

4.1   QUIET ENJOYMENT

      To permit the Tenant (duly paying the rent and other charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and rates and observing and performing the agreements stipulations terms conditions covenants and obligations herein contained) to have quiet possession and enjoyment of the Premises during the said term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

4.2   PROPERTY TAX

      To pay the Properly Tax attributable to or payable in respect of the Premises.

                                   SECTION V

                          RESTRICTIONS AND PROHIBITIONS

      The Tenant hereby covenants with the Landlord as follows:

5.1   INSTALLATION AND ALTERATIONS

            (a) Not without the previous written consent of the Landlord, to. erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any disturbance alterations or additions to the mechanical or electrical wiring installation air-conditioning ducting pipes and conduits (if any) and lighting fixtures or any part thereof or which may affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building nor without the like consent to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed or in excess of the loading of the electrical installations in the Building. The Landlord shall be entitled to prescribe the maximum loading of the electrical main or wiring and the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

            (b) In carrying out any approved work hereunder the Tenant its servants agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord or its authorised representatives in connection with tile carrying out of such work.

            (c) Any fees or expenses incurred by the Landlord in connection with the giving of consents hereunder shall be borne by the Tenant.

5.2   INJURY TO MAIN WALLS

      Not without the previous written consent of the Landlord to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or other part of the fabric of the Premises.


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5.3   ALTERATION TO EXTERIOR

      Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises save as provided in Clause 5.6 hereof.

5.4   OBSTRUCTION TO OUTSIDE WINDOWS

      Not to block up darken or obstruct or obscure any of the windows or lights belonging to the Premises without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose.

5.5   NOISE

      Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or to users and customers of the same or to the Landlord.

5.6   SIGNS

      Not without the written consent of the Landlord to exhibit or display on or affix to the exterior of the Premises any writing sign signboard or other device whether illuminated or not nor to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building. Provided always that the Tenant shall be entitled to have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard upon the front of the Premises. If the Tenant carries on business under a name other than its own name he shall be entitled to have that name displayed as aforesaid but the Tenant shall not be entitled to change the business name without previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Clause 5.18 has taken place or is about to take place.

5.7   AUCTIONS AND SALES

      Not to conduct or permit any auction fire bankruptcy close out or similar sale of things or properties of any kind to take place on the Premises.

5.8   ILLEGAL IMMORAL OR IMPROPER USE

      Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any, illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.


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5.9   NO TOUTING

      Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building by any of the Tenant's servants agents or licensees,

5.10  SLEEPING OR DOMESTIC USE

      Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain on the Premises overnight unless with the Landlord's prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

5.11  MANUFACTURE AND STORAGE OF MERCHANDISE

      Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock or materials in small quantities reasonably required in connection with and consistent with the Tenant's trade or business carried on therein by way of samples and exhibits nor to keep or store or cause or permit or suffer to he kept or stored any extra hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.

5.12  OBSTRUCTIONS IN PASSAGES

      Not to place or leave or suffer or permit to be placed or left by any agent contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same.

5.13  PARKING AND LOADING OUTSIDE PREMISES

      Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise used by any employee agent contractor invitee or licensee of the Tenant those areas (if any) of the Building allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Landlord.

5.14  GOODS AND MERCHANDISE OUTSIDE THE PREMISES

      Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the Premises without the prior permission of the Landlord.

5.15  PREPARATION OF FOOD AND PREVENTION OF ODOURS

      Not to cook or prepare or permit or suffer to be cooked or prepared any food in the Premises or to cause or permit any offensive or unusual odours to be produced upon or emanated from the Premises.

5.16  FOOD BY SERVICEWAYS

      Not to permit or allow any, food or food containers or furniture or other large or heavy objects to be brought onto or removed from the Premises except by way of service entrances service exits and (if any) service lifts or otherwise as may be directed by the Landlord from time to time and at such times as the Landlord shall direct and not to permit passenger or service or cargo lifts to be overloaded by weight in excess of the weight which such passenger or service or cargo lifts are designed or permitted to carry.

5.17  ANIMALS, PETS AND INFESTATION

      Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's cost such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

5.18  SUBLETTING, ASSIGNING

      Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not named as a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:-

            (a) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

            (b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

            (c) In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

            (d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

            (e) The change of the Tenant's business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

5.19  BREACH OF GOVERNMENT AGREEMENT, DEED OF MUTUAL CONVENANT, ETC.

      Not to cause suffer or permit any contravention of the provisions of the Government Agreement or Conditions under which Landlord holds the Premises, the Deed of Mutual Covenant (if any) and any Sub-Deed of Mutual Covenant in respect of the Building, and to indemnify the Landlord against any such breach.

5.20  BREACH OF INSURANCE POLICY

      Not to cause or suffer or permit to. be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon: and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

5.21  LOCKS

      Not, without the previous written consent of the Landlord, to alter the existing locks bolts and fittings on the entrance doors to the Premises nor to install any additional hocks bolts or fittings thereon nor to alter or erect or install any fixtures partitions doors gates metal grilles shutters, or other similar erection or installation whatsoever whether of a temporary or permanent nature in the Premises or in or at the doorway or entrance of the Premises or at any of the fire exits therefrom or carry out any alteration erection or installation works that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations.

5.22  AERIALS

      Not to erect any aerial on the roof or walls of the Building nor the ceiling or walls of the Premises.

5.23  NO GAMBLING

      Not to permit gambling of any description whatsoever upon the Premises.

5.24  TENANT'S ASSOCIATION

      Not to form or organise or attempt or make any effort to form or organise any tenant's association or union jointly with any tenants of the Building for whatever objects or purposes during the continuance of the tenancy.

5.25  FIRE SHUTTERS

      Not at any time during the term of this Agreement cause or permit or suffer the area under the fire shutter if any or any is to be installed in the Premises to be obstructed in any way whatsoever and to ensure that the design and layout of the Premises shall be in such manner so as not to be in breach of this Clause.

                                   SECTION VI

                                   EXCLUSIONS

      The Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:

6.1   LIFTS, AIR-CONDITIONING, UTILITIES

      In respect of any toss of profit or of business or boss of life or loss or damage or injury to person or property sustained by the Tenant or any other person. or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators and air-conditioning system (if any) condenser water supply system (if any) electric power and water supplies, or any other service provided in the Building, or

6.2   FIRE AND OVERFLOW OF WATER

      In respect of any loss of profit or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire odours or any other substance or thing or the overflow or leakage of water from anywhere within the Building or the leakage or overflow of water into the Building or any part thereof from anywhere outside the Building (whether the overflow or leakage is from any pipes, drains, water tanks, water apparatus, sprinkler system or other fire prevention or control apparatus) or the decoration or fitting out of any part of the Building carried out by the Landlord or any other tenants or occupiers of the Building, or

6.3   SECURITY

      For the security and safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, or

6.4   CAUSES OTHER THAN LANDLORD'S WILFUL DEFAULT

      In respect of any loss of profit or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person unless. the same is caused by the wilful default or gross negligence of the Landlord and the Landlord is otherwise liable for the same, nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

                                  SECTION VII

                                ABATEMENT OF RENT

7.1   SUSPENSION OF RENT IN CASE OF FIRE ETC.

      If the Premises or the Building or any part thereof shall at anytime during the tenancy be destroyed or damaged or become unfit for occupation not due to any default of the Tenant but owing to fire earthquake subsidence of the ground or Acts of God and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part. in consequence of any act or default of the Tenant or if at any time during the continuance of this Tenancy the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the Premises or Building shall again be rendered fit for occupation provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming unfit for occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations covenants terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

                                  SECTION VIII

                                     DEFAULT

      It is hereby expressly agreed and declared as follows:

8.1   DEFAULT

      If the rent and/or any charges payable hereunder or any part thereof shall be in arrear for 15 days after the same shall have become payable (whether formally demanded or not) or if there shall be any other breach or non-performance of any of the stipulations conditions covenants or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause shall. be paid by the Tenant on a full indemnity basis and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

8.2   ACCEPTANCE OF RENT

      The acceptance of any rent by the Landlord hereunder shall not operate and shall not be regarded by the Tenant as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms covenants and conditions herein contained and on the part of the Tenant to be observed and performed.

8.3   INTEREST

      Notwithstanding anything hereinbefore contained in the event of default in payment of rent or other sums payable under this Agreement for a period of 15 days from the date on which the same falls due for payment, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 1.25% per month calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

8.4   DISCONNECTION OF ELECTRICITY SUPPLY

      In addition and without prejudice to the Landlord's right under Clauses
8.1 and 8.3 hereof, the Landlord may, and the Tenant hereby specifically authorises the Landlord, in the event of a default by the Tenant under this Agreement, to cut off the supply of water, electricity and air-conditioning chilled water to the Premises and to dispose of all objects including goods merchandise equipment furniture and fixtures in or at the Premises in such manner as the Landlord shall deem fit, and any expenses in connection therewith shall be paid by the Tenant and shall he recoverable from it as a debt.

8.5   ACTS OF EMPLOYEES INVITEES AND LICENSEES

      For the purpose Of this Agreement any act default neglect or omission of any guest visitor servant contractor employee agent partner invitee customer or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

8.6   RE-ENTRY

      A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

8.7   DISTRAINT

      For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of this Agreement, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

8.8   EXPENSES OF NOTICE OF DEFAULT

      The Tenant shall pay all expenses (including surveyor's fees and Solicitor's costs on a solicitor and own client basis) incurred by the Landlord incidental to the preparation and service of a notice under Section 58 of the Conveyancing and Property Ordinance (Cap.219) notwithstanding forfeiture is avoided otherwise than by relief granted by the court.

                                   SECTION IX

                                     DEPOSIT

9.1   DEPOSIT

      The Tenant shall on the signing hereof and at such other times (if any) during the term of tenancy hereby created as are specified in Part III of the First Schedule hereto deposit with the Landlord the sum or sums specified in
Part IV of the First Schedule to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct .therefrom the amount of ally rent rates and other contributions or charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements stipulations obligations or conditions in the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

9.2   REPAYMENT OF DEPOSIT

      Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within reasonable time after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to he observed or performed whichever shall be the later.

                                   SECTION X

                                   REGULATIONS

10.1  INTRODUCTION OF REGULATIONS

      The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may consider necessary for the proper operation and maintenance or management of the Building or any part thereof.

10.2  CONFLICT

      Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

10.3  NOT LIABLE FOR LOSS

      The Landlord shall not he liable for any loss or damage however caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

                                   SECTION XI

                        SUBMISSION AND APPROVAL OF PLANS

11.1  SUBMISSION OF TENANTS PLANS

      Prior to the commencement of decoration or fitting out works to the Premises the Tenant shall at its own cost prepare and submit to the Landlord suitable drawings, plans and specifications of the works to be carried out by the Tenant together with schematic sketches showing intent as to the Tenant's design and layout proposals and together with the programme of work showing their duration and work progress (hereinafter collectively called "the Tenant's Plans") to enable the Premises to be fitted out and completed for the purposes specified in this Agreement and in all respects in a style and manner appropriate to first class commercial and office buildings. The Tenant s Plans shall, without limitation:

            (a) Include detailed drawings, plans and specifications for all interior layout, decorations, fittings, installations, partitionings and floor coverings;

            (b) Include detailed drawings, plans and specifications of all electrical installations which shall be connected to the electrical systems installed by the Landlord;

            (c) Include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services;

            (d) Comply with all relevant Ordinances, regulations and bye-laws from time to time issued by the Government of the Hong Kong Special Administrative Region of the Peoples Republic of China.

11.2  ALTERATION TO BUILDING SERVICES

      In order to enable the building services of the Building to be effectively co-ordinated and controlled the Tenant agrees that all approved alterations to the building services - (including drainage, air-conditioning, plumbing, security and fire services) in or for the Premises shall be carried out at the Tenant's expense only by the Landlord's contractor. For the avoidance of doubt, the Tenant shall at his own cost and expenses be responsible for the application and installation of all electricity meters, water meters and telephone and other communication appliances and installations for the Premises. The Tenant shall at the expiration or sooner determination of this Agreement if so required by the Landlord at the Tenant's own expense reinstate the whole or any part of the Premises in accordance with the Landlord's requirements.

11.3  APPROVAL OF PLANS

      The Landlord will consider the Tenant's Plans and may in its absolute discretion accept or reject the Tenant's Plans or any part of them as it thinks fit within 7 days after submission.

                                  SECTION XII

                        INTERPRETATION AND MISCELLANEOUS

12.1  NAME OF BUILDING

      The Landlord reserves the right subject to any relevant provisions of the Deed of Mutual Covenant (if any) and/or the Sub-Deed of Mutual Covenant in respect of the Building to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor.

12.2  LANDLORD'S RIGHTS REGARDING COMMON AREAS AND COMMON FACILITIES

            (a) Notwithstanding anything herein contained and in particular
Section IV above, the Landlord shall have the right to remove, cancel, relocate or otherwise change or carry out any alteration or addition or other works to the common areas (including but not limited to entrances, passages, corridors and staircases) and common facilities (including but not limited to lifts, escalators and toilets) of the Building and such other part or parts of the Building (other than the Premises) from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor. In particular, the Landlord hereby expressly reserves the right at any time at its sole discretion to renovate or refurbish the shopping arcade of the Building of which the Premises form part and to change, alter, amend, vary, add, to and re-locate the layout of the shopping arcade including but not limited to the external walls, entrance lobbies, staircases, landings, passages, corridors, toilets, lifts and escalators and to carry out works to effect such renovation, refurbishment, change, alteration, amendment, variation, addition and re-location Provided that the size of the Premises shall not be affected or reduced in any way And Provided further that the Tenant shall not be entitled to object to the renovation, refurbishment, change, alteration, amendment, variation, addition, re-location or any works thereof and shall have no right of action or claim for compensation whatsoever in connection with any matters arising from this Clause.

            (b) The Landlord reserves its right of free and uninterrupted passage egress from and ingress to the common service of the Building in or under above or through the Premises. In particular, but without affecting the generality of the aforesaid, the Landlord shall have the right to install, affix, erect or permit to be installed, affixed or erected any aerial, transmitter or other telecommunication cable wiring or equipment on or above the false ceiling or otherwise over or tinder the Premises and the Tenant shall permit the Landlord or its authorized agent or contractor to enter the Premises to install affix erect maintain or repair such aerial transmitter cable wiring or equipment at all reasonable time upon prior appointment and shall not remove alter or otherwise cause damage to such aerial transmitter cable wiring or equipment at the Premises and shall indemnify the Landlord against all claims demands actions proceeding loss or damages costs- and expenses arising from the breach of this provision by the Tenant.

12.3  PUBLIC ADDRESS SYSTEM

      Notwithstanding anything herein contained or implied to the contrary the Landlord may subject to any relevant provisions of the Deed of Mutual Covenant (if any) and/or the Sub-Deed of Mutual Covenant in respect of the Building provide and install a public address system throughout the common areas and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement therein.

12.4  CONDONATION NOT A WAIVER

      No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms covenants and conditions herein contained shall operate or be regarded by the Tenant as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord.

      Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

12.5  LETTING NOTICES AND ENTRY

      During the three months immediately before the expiration or sooner determination of the said term of tenancy the Tenant shall permit all persons having written authority from the Landlord to enter and view the Premises and every part thereof at all reasonable times upon the prior notice to the Tenant Provided Further that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of three months.

12.6  SERVICE OF NOTICE

      Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by registered post or post or left at the. Premises or at the last known address of the Tenant. A notice sent by registered post or post shall be deemed to be given at the time and date of posting.

12.7  GENDER

      In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the others of them.

12.8  MARGINAL NOTES, HEADINGS AND INDEX

      The Marginal Notes, Headings and Index (if any) are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

12.9  STAMP DUTY AND COSTS

      The legal costs of the Landlord of and incidental to the preparation execution and registration of this Agreement shall be borne in the manner shown in Part VI of the First Schedule hereto. The stamp duty and registration fees of and incidental to this Agreement shall be borne by the Landlord and the Tenant in equal shares.

12.10 NO FINE

      The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

12.11 EXCLUSION OF WARRANTIES

      This Agreement sets out the full agreement between the parties and supersedes any other commitments, agreements, representations, warranties or understandings, written or verbal, that the parties may have had with respect to the Building or the Premises.

12.12 JOINT AND SEVERAL LIABILITY

      Where more than one person is included in the expressions "the Tenant" all such persons shall be jointly: and severally liable for the performance and observance of the terms conditions and agreements herein contained and on the part of the Tenant to be performed and observed.

12.13 SPECIAL CONDITIONS

      The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions (if any) set out in Part II of the Third Schedule hereto.

                      THE FIRST SCHEDULE ABOVE REFERRED TO


                                     PART I

                                  (Clause 1.1)

                                    LANDLORD

      SHK SHEUNG SHUI LANDMARK INVESTMENT LIMITED whose registered office is situate at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong.

                                     TENANT

      NISSIN PRECISION METAL MANUFACTURING LIMITED
(_____________________________________) whose registered office is situate at
Room M & N, 6th Floor, Camelpaint Building, Block 111, 60 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

                                    PART II

                                  (Clause 1.2)

                                    PREMISES

      All That OFFICE NO.10 on LEVEL 8 of "LANDMARK NORTH", No.39 Lung Sum Avenue, Shek Wu Hui, Sheung Shui, New Territories, Hong Kong ("the Building") erected on FANLING SHEUNG SHIJI TOWN LOT NO.94 ("the Lot") which said Office is for the purpose of identification only more particularly shown on the plan attached hereto and thereon delineated and coloured Pink.

                                    PART III

                                  (Clause 1.2)

                                      TERM

      For the term of two (2) years commencing on the 1st day of August 2002.

                                    PART IV

                                  (Clause 9.1)

                                     DEPOSIT

      HK$73,134.00 equivalent to the aggregate of three months' rent and three months' air-conditioning and management charges currently payable in respect of the Premises.

                                     PART V

                                  (Clause 1.2)

                                      USER

      Restricted to use for the purpose of offices only and for no other purpose whatsoever provided that the Tenant shall obtain all necessary licences and approvals required by any Government authority in connection with such use and the Landlord does not warrant that the Premises are fit to be used for such purpose or any particular purpose.

                                    PART VI

                                  (Clause 12.9)

                                   LEGAL COSTS

      Each party shall pay its own legal costs of and incidental to the preparation execution and registration of this Agreement.

                     THE SECOND SCHEDULE ABOVE REFERRED TO

                                     PART I

                                  (Clause 1.2)

                                      RENT

      The monthly rental throughout the said term of two years shall be Hong Kong Dollars Seventeen Thousand Two Hundred and Eight (HK$17,208.00) exclusive of rates, air-conditioning and management charges Provided that the rent shall not commence to be payable until after thirty one (31) days from the commencement of the said term.

                                    PART II

                                  (Clause 2.2)

                     AIR-CONDITIONING AND MANAGEMENT CHARGES

      HK$7,170.00 per calendar month subject to review in accordance with the provisions of this Agreement.

                      THE THIRD SCHEDULE ABOVE REFERRED TO

                                     PART I

                              (Clause 2.2 and 3.23)

                              NORMAL BUSINESS HOURS

      The normal business hours of the office premises of the Building means the hours other than on Sundays and Public Holidays between 8:00 a.m. and 7:00 p.m. on each Monday to Friday which is not a Public Holiday and between 8:00 a.m. and 2:00 p.m.. on each Saturday which is not a Public Holiday. The Landlord reserves the right to alter or amend the said business hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary.

                                    PART II

                                 (Clause 12.13)

                               SPECIAL CONDITIONS

1.    HANDOVER CONDITION

      The Premises will be handed over to the Tenant in its "bare shell" condition at the date of handover (i.e. the Landlord will not be required to do any decoration work save and except any structural defects within the Premises).

2.    OTHER SPECIAL CONDITIONS

            (a) The Tenant hereby acknowledges that the Landlord shall have the absolute right at all times to designate or re-designate any toilets, lifts or common facilities located on any floor(s) to be used by any particular tenant(s) or occupier(s) of the Building.

            (b) The Tenant hereby further acknowledges that the Landlord shall have the right to carry out renovation and/or alteration and/or addition works within, outside and/or above the Building which may result in the making of noise and vibration and emission of dust and other substances and other forms of disturbance and that fitting out works will be carried out by the Landlord and/or other tenants (including but not limited to alteration works and M/E works) which may cause inconvenience to the Tenant and that the Tenant hereby agrees that the Tenant shall not make any complaint and shall not be entitled to any abatement of rent or any claims/compensation of whatever nature against the Landlord or its agent, Sun Hung Kai Real Estate Agency Limited, or the manager of the Building in relation to the said works.

            IN WITNESS whereof the Landlord and the Tenant have caused this Agreement to be duly executed the day and year first above written.


SIGNED by K.M. Chan                          ) For and on behalf of
                                             ) SHK Sheung Shui
                                             ) Landmark Investment
                                             ) Limited
                                             )
                                             )
                                             ) /S/_______________________
for and on behalf of the Landlord            ) Authorised Signature(s)
whose signature is verified by:              )



 /S/____________________________
Yeda Tin Yee Hong
Johnson Stokes & Master
Solicitor, Hong Kong SAR

SIGNED by Mr. Roland Kohl                    ) For and on behalf of
                                             ) NISSIN PRECISION
                                             ) METAL MFG. LTD.
                                             )
                                             )  /S/ _____________________
for and on behalf of the Tenant in           )      Director
the presence of:                             )


Mr. Saito Satoru HKID# XD568682(8)

RECEIVED the day and year first above        )
written of and from the                      )   HK$73,134.00
Tenant the sum of HONG KONG DOLLARS          )   ============
SEVENTY THREE THOUSAND ONE HUNDRED AND       )
THIRTY FOUR ONLY being the deposit money     )   For and on behalf of
above expressed to be paid by the            )   SHK Sheung Shui Landmark
Tenant to the Landlord.                      )   Investment Limited
                                             )
Signature verified by:                       )   /S/_________________________
                                             )      Authorised Signature(s)
                                             )


  /S/ ___________________________
Yeda Tin Yee Hong
Johnson Stokes & Master
Solicitor, Hong Kong SAR

                                February 23, 2004


Nissin Precision Metal Manufacturing Ltd.
Suite No. 810, Level 8 Landmark North
39 Lung Sum Avenue
Sheung Shui
New Territories

         Re:      Tenancy Renewal
                  SUITE NO. 810, LEVEL 8, LANDMARK NORTH

Dear Madam:

         Further to our recent discussion with our Mr. Samuel Kan regarding renewal of the tenancy in respect of the captioned premises, we would like to confirm below the basic terms and conditions which the Landlord offers:


          Landlord:                          SHK Sheung Shui Landmark Investment
                                             Limited

          Landlord's Agent:                  Sun Hung Kai Real Estate Agency Ltd

                                             Room 2028, 20/F, Sun Hung Kai
                                             Centre

                                             30 Harbour Road

                                             Wanchai

                                             Hong Kong

          Tenant:                            Nissin Precision Metal
                                             Manufacturing Ltd

          Premises:                          Suite No 810, Level 8, Landmark
                                             North

                                             39 Lung Sum Avenue

                                             Sheung Shui

                                             New Territories

          Gross Area:                        Approx. 1,912 sf(G)

          Term:                              Two (2) years to be commencing on 1
                                             August 2004

Nissin Precision Metal Manufacturing Ltd.
Page 2



          Rent:                              Yr 1-2 HK$19,120.00 [i.e. approx.
                                             HK$10.00 psf (G)] per month.

                                             Payable monthly in advance,
                                             exclusive of air-conditioning and
                                             management charges, rates and other
                                             outgoings.

          Air-conditioning and
          Management Charges:                Currently estimated at HK$6,500.80
                                             per month, subject to revision.

                                             Payable monthly in advance
                                             including provision of
                                             management service and
                                             standard hours
                                             air-conditioning supply.

          Deposit: Three months' rent and air-conditioning and management charges at HK$76,862.40. The existing deposit of HK$73,134.00 to be transferred and be applied to pay the deposit payable under the new Tenancy Agreement and the balance of deposit of HK$3,728.40 to be paid by the Tenant upon signing this offer letter ("the initial deposit"). No interest is payable on the initial deposit.

          Tenancy Agreement:                 It is a condition of the agreement
                                             constituted by your confirming the
                                             offer made herein that the new
                                             Tenancy Agreement shall be signed
                                             on or before 17 March 2004. if the
                                             new Agreement is not signed by you
                                             and refunded to us on or before the
                                             said date, the proposed Tenancy
                                             will he automatically cancelled and
                                             (if any) the initial deposit paid
                                             will be forfeited as liquidated
                                             damage, but not penalty, to
                                             compensate the loss sustained by
                                             the Landlord in keeping the
                                             captioned premises available to
                                             you, but without prejudice to the
                                             Landlord's right to make claim
                                             against you for damages not being
                                             set off or covered by (if any) any
                                             deposit forfeited.

          Legal Cost, Stamp
          Duty & Disbursement:               Each party shall pay its own legal
                                             costs but stamp duty and
                                             disbursements in connection with
                                             this Agreement shall be
                                             shared equally between the parties.

Nissin Precision Metal Manufacturing Ltd.
Page 3


          User:                              For Office use only.

          Rent-free Period:                  There will be no rent-free period
                                             during the term of the tenancy.


      Save as aforesaid and the rent-free period, other terms and conditions will remain the same as the existing Tenancy Agreement.

      Trusting the above terms and conditions are acceptable to you, we shall he glad if you could confirm by signing and returning the duplicate of this letter to us together with (if applicable) your cheque payable to "Sun Hung Kai Real Estate Agency Ltd" for the balance of deposit (i.e. HK$3,728.40) on or before ______________________, after then this offer will lapse automatically. We stress that time shall he of the essence hereof


                                        Yours faithfully
                                        For and on behalf of
                                        SUN HUNG KAI REAL ESTATE AGENCY LTD


                                        Samson Chu
                                        General Manager - Leasing